Exhibit 10.14

Flagstone Reinsurance Holdings Limited
23 Church Street Suite
Hamilton Bermuda HM11

Tuesday 20th December, 2005

Dear Sir,

I am pleased to enclose Longtail Aviation’s Standard Terms and Conditions, for your review and acceptance prior to your next flight booking. These Terms and Conditions form the contract between you and Longtail Aviation.

I am pleased to confirm that you are a member of our Preferred Clients group. The benefits of this membership include:

1)                        Lower hourly aircraft rates and overnight charges for aircraft and crew

2)                        Lower minimum daily utilization of aircraft

3)                        Credit line (you have been granted a limit of $300,000) which allows you to pay for flights promptly after completion, rather than in advance.

4)                        Quarterly billing for most incidental charges on an as-incurred basis (with a reduced 15% administrative fee)

5)                        Preference in booking versus the general public (although obviously we cannot displace confirmed bookings.)

6)                        Assistance with booking and negotiating other charter services when our airplanes are not available for your trip.

7)                        Reduced trip cancellation fees. Specifically, and notwithstanding the Terms and Conditions, your cancellation fees will be as follows:

a)                        If notice is received more than 7 days before the scheduled departure time $1,000;

b)                       If notice is received less than 7 days but more than 48 hours before the scheduled departure time 15% of the Charter Price:

Longtail Aviation Ltd.
Suite 113, MPA Hangar, Southside, St. David’s DD02, Bermuda
Mailing Address: Suite 224, 12 Church Street, Hamilton HM 11, Bermuda
Tel: (441) 293-5971 Fax: (441) 293-5972 INTERNET: www.longtailaviation.bm

Longtail Aviation

c)                        If notice is received less than 48 hours before the scheduled departure time 25% of the Charter Price or our actual costs if greater:

The result of the above privileges should be a considerable savings for you, as well as improved administrative ease since you will have one bill per trip and four quarterly bills for miscellaneous items. We will ensure you remain in the Preferred Clients group so long as you fly 50 hours per year with Longtail.

Two points I would like to specifically call to your attention:

1)                         Estimated vs. Guaranteed price: Our normal practice is to provide an estimated price, which we call the Charter Quote, before the trip is booked. Unless the quotation sheet is marked and signed by us as a “Guaranteed Price”, the actual amount you ultimately pay (the Charter Price) will be based on actual flight times and miscellaneous charges, as computed from the Standard Charges sheet provided as an attachment to this letter.

Thus the ultimate price you pay may turn out to be more or less than the Charter Quote, depending on wind speeds, air traffic delays, etc.

If you prefer to work from a Guaranteed Price, please let us know and we will prepare and send you a Charter Price instead of a Charter Quote, which means you will know your exact cost before you travel. This will cost on average 5-10% more than operating via an estimated price.

Credit Terms: You have been approved for a credit limit of $300,000. We would appreciate it if you would pay for flights within ten days of being billed.

We look forward to welcoming you on Longtail’s fleet in the near future. Please indicate your acceptance of the Standard Terms and Conditions by signing and dating a copy of this letter, and returning it with your signed Charter Quote.

Yours Sincerely,

/s/ Roger Brydon
Roger Brydon
Head of Ground Operations

I have received and agree to the Longtail Aviation Standard Terms and Conditions

Date:

/s/ David Brown

Client

The following persons are authorized to quote, confirm and amend instructions related to charters on our behalf:

Mark Bryne	/s/ Mark Bryne
Name	Signature

David Brown	/s/ David Brown
Name	Signature

Antoinette Simmons	/s/ Antoinette Simmons
Name	Signature

Stacy Brant	/s/ Stacy Brant
Name	Signature